Comstock Metals Outlook Comstock Inc. (NYSE: LODE) 1Q24 Earnings Call © 2024 Comstock Inc. | NYSE American: LODE Exhibit 99.2

At our 2022 annual meeting, we announced technical progress in lithium battery recycling and showcased our working pilot system © 2024 Comstock Inc. | NYSE American: LODE 2

In late 2022, metal commodity prices driving battery recycling financial models collapsed Cobalt Nickel © 2024 Comstock Inc. | NYSE American: LODE 3

2023 pivot to Solar Panel Recycling 1mm tons per year of end-of life solar panels coming by 2030 Proven process to recycle laminated systems First Mover Advantage in the southwest US © 2024 Comstock Inc. | NYSE American: LODE 4

Today we are operating our demonstration facility in Silver Springs, NV seeing strong demand with customers filling our existing storage capacity © 2024 Comstock Inc. | NYSE American: LODE 5

Expansion Model 100,000 ton / year facilities $12 million build cost each project level financing © 2024 Comstock Inc. | NYSE American: LODE 6

Comstock Metals | Deployment Plan Funding Operational Full Capacity Facility 1 Q2-2023 Q2-2024 Q3-2024 Facility 2 Q3-2024 Q4-2025 Q4-2026 Facility 3 Q3-2025 Q4-2026 Q4-2027 Facility 4 Q3-2026 Q4-2027 Q4-2028 © 2024 Comstock Inc. | NYSE American: LODE 7

Comstock Metals | Projected Capacity Growth - 50,000 100,000 150,000 200,000 250,000 300,000 350,000 2024 2025 2026 2027 2028 2029 in tons / year Facility 1 Facility 2 Facility 3 Facility 4 © 2024 Comstock Inc. | NYSE American: LODE 8

Comstock Metals | Projected Economics -$15 $0 $15 $30 $45 $60 $75 $90 $105 $120 $135 2024 2025 2026 2027 2028 2029 M ill io ns Revenue Profit © 2024 Comstock Inc. | NYSE American: LODE 9

Why we don’t share our unit pricing Service Business Reseller Customers Landfill Competitors © 2024 Comstock Inc. | NYSE American: LODE 10

© 2024 Comstock Inc. | NYSE American: LODE